Exhibit 99.1.

Perspective Therapeutics Appoints Juan Graham, MBA as Chief Financial Officer

SEATTLE, WASHINGTON – January 6, 2025 – Perspective Therapeutics, Inc. (“Perspective” or the “Company”) (NYSE AMERICAN: CATX), a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body, today announced the appointment of Juan Graham as the Company’s Chief Financial Officer (CFO), effective as of January 6, 2025. In connection with the transition, Jonathan Hunt will no longer serve as CFO but will continue serving as the Company’s Chief Accounting Officer (CAO).

“In less than 18 months, Perspective has delivered initial clinical data for two new potential medicines based on its next generation targeted radiopharmaceutical technology platform, and is poised to do more in the next 18 months while building the manufacturing infrastructure to enable broader availability of our medicines. As we progress with our platform development, we are strengthening the finance function to support our growth by adding Juan as our CFO and having Jonathan remain in the role of CAO,” said Thijs Spoor, Perspective's CEO. “Juan’s strategic mindset and financial leadership to deliver our vision will be a valuable addition to the executive team. I would also like to thank Jonathan for his continuing commitment and dedication that contribute greatly to our achievements.”

Mr. Graham added, “I am excited to join Perspective at this critical point in the Company’s development, as we are working to deliver further progress on two clinical programs, initial data on a third clinical program, and advance multiple new programs into the clinic. I’m looking forward to helping propel the Company’s growth and scale in the coming years.”

Mr. Graham is a seasoned finance executive with nearly 25 years of global experience in life sciences. Prior to joining the Company, Mr. Graham served as Chief Financial Officer of FibroGen, a global emerging growth biopharmaceutical company. In his role at FibroGen, Mr. Graham led global finance with responsibilities for capital formation and allocation activities while supporting strategic licensing and partnership initiatives. Prior to FibroGen, Mr. Graham spent nearly 20 years with Johnson & Johnson, where he held multiple finance and business development roles of increasing responsibility at the corporate level as well as leadership positions in multiple divisions across the globe. Mr. Graham earned his MBA from McGill University and a bachelor’s degree in business from Tec de Monterrey (ITESM).

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical development company that is pioneering advanced treatment applications for cancers throughout the body. The Company has proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging diagnostics that incorporate the same targeting moieties which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

The Company’s melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions. The Company has also developed a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential," or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the Company's ability to pioneer advanced treatment applications for cancers throughout the body; the Company’s ability to make progress on its clinical and preclinical programs over the next 18 months while building the manufacturing infrastructure to enable broader availability of its medicines; the Company’s ability to, and anticipated timing and expectations regarding, its delivery of initial data regarding a third clinical program and advancement of multiple new programs into the clinic; expectations regarding the Company’s growth and scale in the coming years; the Company's ability to provide targeted and effective treatment options for cancer patients; the ability of the Company's proprietary technology utilizing the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moeities; the Company's prediction that complementary imaging diagnostics that incorporate certain targeting moeities provide the opportunity to personalize treatment and optimize patient outcomes; the Company's belief that its "theranostic" approach enables the ability to see a specific tumor and then treat it to potentially improve efficacy and minimize toxicity; the Company's ability to develop a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations; the Company's clinical development plans and the expected timing thereof; the expected timing for availability and release of data in connection with its clinical trials; expectations regarding the potential market opportunities for the Company's product candidates; the potential functionality, capabilities, and benefits of the Company's product candidates and the potential application of these product candidates for other disease indications; the Company's expectations, beliefs, intentions, and strategies regarding the future; the Company's intentions to improve important aspects of care in cancer treatment; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements. Certain factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contacts:

Perspective Therapeutics IR:

Annie J. Cheng, CFA

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson

PerspectiveIR@russopr.com